UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On August 18, 2008, Dyax Corp. announced positive topline results from its second Phase 3, placebo-controlled trial, EDEMA4, for its lead product candidate DX-88 (ecallantide) for hereditary angioedema (HAE).  The EDEMA4 trial, conducted under a Special Protocol Assessment granted by the U.S. Food and Drug Administration (FDA), achieved statistically significant improvements in the intent-to-treat population in primary and secondary endpoints.  DX-88 was also found to be well tolerated with no drug-related serious adverse events reported in the EDEMA4 trial.  Based on the safety and efficacy results from its EDEMA4 and EDEMA3 Phase 3 trials, Dyax intends to submit the last module of its Biologics License Application (BLA) to the FDA early in the fourth quarter of 2008.

The primary endpoint of EDEMA4, patient reported assessment of individual symptom burden at four hours measured using the Mean Symptom Complex Severity (MSCS) score, had a p-value of 0.010.  Symptom improvement at four hours measured by a Treatment Outcome Score (TOS), a secondary endpoint, had a p-value of 0.003.  Other secondary endpoints reported on the proportion of responders and the sustainability and durability of response.  The proportion of patients with successful response at four hours was 93.8% for the DX-88-treated group versus 58.3% for the placebo group (p=0.001).  The proportion of patients maintaining significant improvement in overall response (defined for this trial as patient response to "Overall how are you feeling?" as "a lot better or resolved" prior to the 4-hour post dosing assessment and through the 24-hour post dosing assessment) was 43.8% for the DX-88-treated group versus 20.8% for the placebo group (p= 0.022).

This current report contains forward-looking statements, including statements regarding the timing and prospects for filing, review and FDA approval of the BLA for DX-88. Statements that are not historical facts are based on Dyax's current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this current report are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the timing and prospects for filing, review and FDA approval of the BLA for DX-88, include the risks that: DX-88 may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; others may develop technologies or products superior to DX-88 or that are on the market before DX-88; DX-88 may not gain market acceptance; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of DX-88; and other risk factors described or referred to Item 1A, "Risk Factors" in Dyax's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this current report. These statements speak only as of the date of this current report, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 19, 2008	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President of Administration
and General Counsel